EXHIBIT 23.4


               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 16, 1999 (except for Note 11, as to which the date is May 19, 1999), relating to the financial statements of Styleclick.com Inc. (formerly ModaCAD, Inc.), which appears in the Registration Statement on Form S-4 of Styleclick.com Inc. filed on March 24, 2000.


                                   /s/ Singer Lewak Greenbaum & Goldstein LLP
                                   ------------------------------------------

Los Angeles, California
July 24, 2000